                                                                    Exhibit 10.7

                             SUBURBAN PROPANE, L.P.

                          2003 LONG TERM INCENTIVE PLAN

                           (EFFECTIVE OCTOBER 1, 2002)

              SUBURBAN PROPANE, L.P. 2003 LONG TERM INCENTIVE PLAN

                           (EFFECTIVE OCTOBER 1, 2002)

                                    ARTICLE I
                              PURPOSE AND APPROVAL

The purpose of this Plan is to strengthen Suburban Propane Partners, L.P.,
Suburban Propane, L.P., and their affiliates (collectively, the "Partnership"), by providing an incentive to certain Participants (as hereinafter defined), and thereby encouraging them to devote their abilities and experience to the success of the Partnership's business enterprise in such a manner as to maximize the total return to the Partnership's Unitholders. It is intended that this purpose be achieved by extending to certain Participants added long-term incentive compensation for continued service to the Partnership and achieving certain
Performance Measures (as hereinafter defined) which enhance the total return to the Partnership's Unitholders. This Plan was adopted effective October 1, 2002.

                                   ARTICLE II
                                   DEFINITIONS

     For purposes of this Plan, capitalized terms shall have the following meanings:

          2.1 "Beneficial Ownership" shall have the same meaning as that term is used within the meaning of Rule 13d-3 promulgated under the Securities Exchange
Act of 1934, as amended.

          2.2 "Beneficiary" means a Participant's Beneficiary pursuant to
Article VIII.

          2.3 "Board" means the Board of Supervisors of Suburban Propane
Partners, L.P.

          2.4 "Cause" means (a) a Participant's gross negligence or willful misconduct in the performance of his duties, (b) a Participant's willful or grossly negligent failure to perform his duties, (c) the breach by a Participant of any written covenants to the Partnership, (d) dishonest, fraudulent or unlawful behavior by a Participant (whether or not in conjunction with employment) or a Participant being subject to a judgment, order or decree (by consent or otherwise) by any governmental or regulatory authority which restricts his ability to engage in

the business conducted by the Partnership, or any of their affiliates, or (e)
willful or reckless breach by a Participant of any policy adopted by the
Partnership concerning conflicts of interest, standards of business conduct or fair employment practices or procedures with respect to compliance with applicable laws.

          2.5 "Change in Capitalization" means any increase or reduction in the number of Common Units, or any change in the Common Units, change in the percentage ownership interest of the Partnership attributable to the Common
Units or exchange of Common Units for a different number or kind of units or other securities of the Partnership by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or other convertible securities, unit distribution, unit split or reverse unit split, cash dividends, property dividend, combination or exchange of units, repurchase of units, change in corporate structure or otherwise.

          2.6 "Change of Control" shall mean the occurrence of:

          (a) an acquisition (other than directly by the Partnership) of Common
     Units or voting equity interests of the Partnership ("Voting Securities")
     by any "Person" other than the Partnership, Suburban Energy Services Group
     LLC or any of their affiliates, immediately after which such Person has
     Beneficial Ownership of more than twenty five percent (25%) of the combined voting power of the Partnership's then outstanding Common Units; provided, however, that in determining whether a Change of Control has occurred,
     Common Units which are acquired in a "Non-Control Acquisition" shall not constitute an acquisition which would cause a Change of Control. A
     "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part there) maintained by (A) the
     Partnership or Suburban Propane, L.P. or (B) any corporation, partnership or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Partnership, (ii) the Partnership or its Subsidiaries, or (iii) any
     Person in connection with a "Non-Control Transaction"; or

          (b) approval by the partners of the Partnership of (A) a merger, consolidation or reorganization involving the Partnership, unless (x) the holders of the Common Units immediately before such merger, consolidation or reorganization own,

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     directly or indirectly immediately following such merger, consolidation or reorganization, at least sixty percent (60%) of the combined voting power of the outstanding Common Units of the entity resulting from such merger, consolidation or reorganization (the "Surviving Entity") in substantially the same proportion as their ownership of the Common Units immediately before such merger, consolidation or reorganization, and (y) no person or entity (other than the Partnership, any Subsidiary, any employee benefit plan {or any trust forming a part thereof} maintained by the Partnership, any Subsidiary, the Surviving Entity, or any Person who, immediately prior to such merger, consolidation or reorganization, had Beneficial Ownership of more than twenty five percent (25%) of the then outstanding Common
     Units), has Beneficial Ownership of more than twenty five percent (25%) of the combined voting power of the Surviving Entity's then outstanding voting securities; (B) a complete liquidation or dissolution of the Partnership;
     or (C) the sale or other disposition of fifty percent (50%) of the net assets of the Partnership to any Person (other than a transfer to a
     Subsidiary). A transaction described in clause (x) or (y) of subsection (A)
     hereof shall be referred to as a "Non-Control Transaction."

          Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired
     Beneficial Ownership of more than the permitted amount of the outstanding
     Voting Securities as a result of the acquisition of Voting Securities by the Partnership which, by reducing the number of Voting Securities outstanding, increases the proportional number of Common Units Beneficially
     Owned by the Subject Person, provided that if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of the Voting Securities by the Partnership, and after such acquisition of Voting Securities by the Parntership, the Subject Person
     becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities
     Beneficially Owned by the Subject Person, then a Change of Control shall occur.

          2.7 "Committee" means the Compensation Committee of the Board.

          2.8 "Common Unit" means the Common Units representing publicly traded limited partnership interests of the Partnership.

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          2.9 "Disability" shall have the same meaning that such term (or similar term) has under the long-term disability plan in which the Participant is eligible to be covered.

          2.10 "Effective Date" shall mean October 1, 2002.

          2.11 "Fair Market Value of Partnership's Common Units" The twenty-day average of the closing prices preceding a specific date.

          2.12 "Fiscal Year" means the fiscal year adopted by the Partnership.

          2.13 "General Partner" has the meaning set forth in the Partnership
Agreement.

          2.14 "Good Reason" means (a) any failure by the Partnership to comply in any material respect with the compensation provisions of a written employment agreement between a Participant and the Partnership, (b) a material adverse change in a Participant's title without his or her consent, or (c) the assignment to a Participant, without his or her consent, of duties and responsibilities materially inconsistent with his or her level of responsibility as an executive officer.

          2.15 "Measurement Period" has the same meaning as set forth in Article
5.2.

          2.16 "Participant" means an employee of Suburban Propane, L.P.
designated by the Committee to participate in the Plan.

          2.17 "Partnership" means Suburban Propane, L.P. and Suburban Propane
Partners, L.P., Delaware limited partnerships, and their successors.

          2.18 "Partnership Agreement" means the Second Amended and Restated
Agreement of Limited Partnership of Suburban Propane Partners, L.P.

          2.19 "Percentage of Three-Year Annualized Total Return to Unitholders"
means a percentage representing the three-year annualized total return to
Unitholders from the commencement of the Measurement Period to the culmination of the Measurement Period. This percentage shall be calculated by an independent, third-party provider as designated by the Committee.

          2.20 "Performance Measures" has the same meaning as set forth in
Article 5.3.

          2.21 "Person" shall have the same meaning as that term is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as
amended.

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          2.22 "Phantom Unit Distributions" shall have the same meaning as set forth in Article 5.4.

          2.23 "Plan" means this Suburban Propane, L.P. 2003 Long Term Incentive
Plan.

          2.24 "Retirement Date" means the first day on which a retiring
Participant is considered inactive. For purposes of determining the abbreviated
Measurement Period described in Article 20, if this date occurs on a day on which the stock market is closed, for purposes of this Plan, the Participant's
Retirement Date shall be the next business day on which the stock market is open.

          2.25 "Subsidiary" shall mean any corporation, partnership, or other
Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Partnership.

          2.26 "Target Grant" shall have the same meaning as set forth in
Article 5.1.

          2.27 "Unitholders" means the persons holding Common Units.

          2.28 "Unvested Phantom Units" means a hypothetical number of units arrived at by dividing the Target Grant established upon commencement of the
Measurement Period by the Fair Market Value of Partnership Common Units on the
first day of the Measurement Period. If the market is closed on the first day of the Measurement Period then the Fair Market Value on the next business day shall be used.

          2.29 "Vested Phantom Units" means the quantity of a Participant's
Unvested Phantom Units which are earned upon culmination of the Measurement
Period.

                                   ARTICLE III
                                  PARTICIPATION

     Only those Participants designated from time to time by the Committee shall participate in the Plan and receive Target Grants hereunder.

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                                   ARTICLE IV
                                 ADMINISTRATION

          4.1 Administration by the Committee. The Plan shall be administered by the Committee, which shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Committee shall keep minutes of its meetings. A quorum shall consist of not less than two members of the Committee and a majority of a quorum may authorize any action. Any decision or determination reduced to writing and signed by a majority of all of the members of the Committee shall be as fully effective as if made by a majority vote at a meeting duly called and held. No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder, except for liability arising from his or her own willful misfeasance, gross negligence or reckless disregard of his or her duties. The Partnership hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing or denying authorization for any transaction hereunder.

          4.2 Powers of the Committee. Subject to the express terms and conditions set forth herein, the Committee shall have the power, from time to time to:

          (a) select those Participants for whom Target Grants shall be established;

          (b) construe and interpret the Plan, the Target Grants, the Unvested and Vested Phantom Units and corresponding Phantom Unit Distributions, and establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan, in the manner and to the extent it shall deem necessary or advisable so that the Plan complies with applicable law and otherwise to make the Plan fully effective.

          (c) exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan; and

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          (d) generally, exercise such powers and perform such acts as it deems necessary or advisable to promote the best interests of the Partnership with respect to the Plan.

          4.3 Decisions of the Committee are Final and Binding. The Committee's
decisions, actions, determinations and interpretations shall be final and binding upon the Partnership, all Participants, Beneficiaries, equity holders of the Partnership and any other person.

          4.4 Change in Capitalization. In the event of any Change in
Capitalization or in the event of any special distribution to the Common
Unitholders, the Committee may, but shall not be obligated to, make such equitable adjustments in the Performance Measures, the Phantom Unit
Distributions or other aspects of the Plan, as the Committee determines are necessary and appropriate.

                                    ARTICLE V
                                     GRANTS

          5.1 Target Grant. The Committee shall establish a Target Grant for each Participant at the beginning of each Fiscal Year equal to a designated percentage of such Participant's base salary at the start of the Fiscal Year.
Each participant's designated percentage shall be recorded in the minutes of the
Committee. In the event a Participant's base salary for the respective Fiscal
Year was adjusted within 120 days after the start of the Fiscal Year, the Target
Grant will be computed using such adjusted base salary.

          5.2 Measurement Period. This is a three-year period commencing on the first day of the fiscal year during which the Target Grant was established and ending on the last day of the second fiscal year following the fiscal year during which the Target Grant was established.

          5.3 Performance Measures. The percentage of the Unvested Phantom Units that shall be earned and immediately converted to Vested Phantom Units at the end of the Measurement Period shall be determined based upon the ranking of the
Partnership's Percentage of Three-Year Annualized Total Return to Unitholders in
a peer group of eleven other publicly traded partnerships selected by the
Committee. If, at the end of the Measurement Period, it is determined that less than 100% of the Unvested Phantom Units have been earned, the unearned portion of said Unvested Phantom Units shall be forfeited.

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The following chart illustrates the percentage of the Unvested Phantom Units that shall be converted to Vested Phantom Units based upon the Partnership's ranking, at the end of the Measurement Period, of Percentage of Three-Year
Annualized Total Return to Unitholders among the peer group established pursuant to Article 5.3.

-------------------------------------------------------------
        THREE-YEAR ANNUALIZED TOTAL
     RETURN TO UNITHOLDERS PERCENTAGE       PERCENT OF TARGET
               PERFORMANCE                     GRANT EARNED
-------------------------------------------------------------
Ranked in top 3 (top quartile)                     125%
-------------------------------------------------------------
Ranked between 4 - 6 (50th/75th quartile)          100%
-------------------------------------------------------------
Ranked between 7 - 9 (25th quartile)                50%
-------------------------------------------------------------
Ranked 10 - 12 (bottom quartile)                     0%
-------------------------------------------------------------

          5.4 Phantom Unit Distributions. These are cumulative phantom partnership cash distributions equal to each Participant's Vested Phantom Units multiplied by the per-Common Unit distribution declared and paid by the
Partnership for each quarter over the course of the Measurement Period.

          5.5 Plan Distributions. Upon vesting, each Participant will receive a cash payment equal to the quantity of his Vested Phantom Units multiplied by the
Fair Market Value of the Partnership's Common Units on the last date of the
Measurement Period plus the Participant's Phantom Unit Distributions.

                                   ARTICLE VI
                                     VESTING

          6.1 Vesting Schedule. Subject to Articles 6.2 and 6.3, vesting is in accordance with Article 5.3. Notwithstanding anything in this Article VI to the contrary, the Committee may accelerate the vesting of Unvested Phantom Units and all accrued Phantom Unit Distributions at any time for any reason with the consent of the General Partner.

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          6.2 Change of Control. Notwithstanding anything in this Plan to the contrary, upon a Change of Control, the cash value of 125% of all Unvested
Phantom Units and a sum equal to 125% of the Unvested Phantom Units multiplied by an amount equal to the cumulative, per-Common Unit distribution from the beginning of the Measurement Period through the date on which the Change of
Control occurred shall be fully vested and nonforfeitable and shall be paid to a
Participant within thirty (30) days after the Change in Control.

          6.3 Forfeiture. Subject to Articles 6.2, 6.4 and 6.5, Unvested Phantom
Units shall lapse and be forfeited upon the occurrence of either of the following events: (a) termination of the Participant's employment or participation in the Plan for any reason, except under the circumstances provided in Articles 6.4 and 6.5; (b) any attempted or completed transfer, sale, pledge, hypothecation, or assignment by the Participant of the Unvested Phantom
Units.

          6.4 Disability or Death. Notwithstanding the provisions of Article
6.3, if a Participant's employment terminates as a result of Disability or death, all Unvested Phantom Units and the Phantom Unit Distributions associated with said Unvested Phantom Units for such Participant shall vest in accordance with Articles 6.1 and 6.2, as applicable, and shall be paid in accordance with
Article VII and VIII.

          6.5 Termination without Cause or for Good Reason. In the event a
Participant's employment by the Partnership is terminated by the Partnership without Cause or by the Participant for Good Reason, all Unvested Phantom Units
and all Phantom Unit Distributions associated with said Unvested Phantom Units shall vest upon the next succeeding scheduled vesting date pursuant to Articles
6.1 or 6.2, as applicable.

                                   ARTICLE VII
                                    PAYMENTS

          The Plan Distributions associated with Vested Phantom Units earned by a Participant under the Plan shall be paid to the Participant within thirty days following the culmination of the Measurement Period.

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                                  ARTICLE VIII
                                  BENEFICIARIES

          A Participant may at any time and from time to time prior to death designate one or more Beneficiaries to receive any payments to be made following the Participant's death. If no such designation is on file with the Partnership at the time of a Participant's death, the Participant's Beneficiary shall be the beneficiary or beneficiaries named in the Beneficiary designation most recently filed by the Participant with the Partnership. If the Participant has not effectively designated a Beneficiary, or if no Beneficiary so designated has survived the Participant, the Participant's Beneficiary shall be the
Participant's surviving spouse, or, if no spouse has survived the Participant, the estate of the deceased Participant. If an individual Beneficiary cannot be located for a period of one year following the Participant's death, despite mail notification to the Beneficiary's last known address, and if the Beneficiary has not made a written claim for benefits within such period to the Committee, the
Beneficiary shall be deemed to have predeceased the Participant. The Committee may require such proof of death and such evidence of the right of any person to receive all or part of the benefit of a deceased Participant as the Committee may consider to be appropriate. The Committee may rely upon any direction by the legal representatives of the estate of a deceased Participant, without liability to any other person. If a Participant has designated his or her spouse as
Beneficiary, upon entry of a judgment of divorce (or other evidence of formal dissolution of the marriage), the designation of the spouse as Beneficiary will be deemed to have been revoked unless the Participant reaffirms such designation thereafter.

                                   ARTICLE IX
                      TERMINATION AND AMENDMENT OF THE PLAN

          The Plan shall terminate by its terms on the day preceding the tenth anniversary of the Effective Date of this Plan as originally adopted and no
Target Grant may be established thereafter. The previous sentence notwithstanding, the Board may, at any time and from time to time, amend, terminate, modify or suspend the Plan; provided, however, that no such amendment, modification, suspension or termination shall impair or adversely affect any Target Grants established for a Participant under the Plan, except with the consent of the Participant.

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                                    ARTICLE X
                           NON-EXCLUSIVITY OF THE PLAN

          The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of options to acquire Common Units, and such arrangements may be either applicable generally or only in specific cases.

                                   ARTICLE XI
                             LIMITATION OF LIABILITY

As illustrative of the limitation of liability of the Partnership, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

          (a) give any person any right to the establishment of a Target Grant other than at the sole discretion of the Committee;

          (b) give any person any rights whatsoever with respect to a Target
     Grant or Unvested Phantom Units except as specifically provided in the
     Plan.

          (c) limit in any way the right of the Partnership to terminate the employment of any person at any time; or

          (d) be evidence of any agreement or understanding, express or implied, that the Partnership will employ any person at any particular rate of compensation or for any particular period of time.

                                   ARTICLE XII
                 REGULATIONS AND OTHER APPROVALS; GOVERNING LAW

          12.1 Except as to matters of federal law, this Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with laws of the State of New Jersey without giving effect to conflicts of law principles.

          12.2 Except as provided in Article IX hereof the Board may make such changes to the Plan or an Agreement as may be necessary or appropriate to comply with the rules and regulations of any government authority.

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                                  ARTICLE XIII
                              WITHHOLDING OF TAXES

          At such time(s) as a Participant recognizes income for purposes of income, employment, or other tax liability, the Partnership shall withhold an amount equal to the federal, state and local taxes and other amounts as may be required by law to be withheld by the Partnership.

                                   ARTICLE XIV
                        NO REQUIRED SEGREGATION OF ASSETS

          Neither the Partnership nor any subsidiary shall be required to segregate any assets that may at any time be represented by Phantom Units or
Phantom Unit Distributions made pursuant to the Plan.

                                   ARTICLE XV
                           RIGHT OF DISCHARGE RESERVE

          Neither the Plan nor the establishment of any Target Grant shall guarantee any Participant continued employment with the Partnership, or a subsidiary, or guarantee the establishment of future Target Grants.

                                   ARTICLE XVI
                               NATURE OF PAYMENTS

          All Phantom Units awarded and Phantom Unit Distributions made pursuant to the Plan are in consideration of services for the Partnership or its subsidiaries. The Phantom Units and Phantom Unit Distributions constitute a special incentive payment to the Participant and shall not be taken into account as compensation for purposes of any of the employee benefit plans of the
Partnership or any subsidiary except as may be determined by the Committee.

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                                  ARTICLE XVII
                              CONSTRUCTION OF PLAN

     The captions used in this Plan are for convenience only and shall not be construed in interpreting the Plan. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall also include the plural, and vice versa.

                                  ARTICLE XVIII
                                   SEVERABILTY

     If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part, the unlawfulness, invalidity or unenforceability of said provision shall not affect any other provision of the
Plan or part thereof, each of which shall remain in full force and effect.

                                   ARTICLE XIX
                                    DEFERRAL

Payments under the Plan may not be deferred by the Participants.

                                   ARTICLE XX
                            RETIREMENT OF PARTICIPANT

     It is neither the intent nor the desire of the Committee to create a pension plan. Therefore, upon retirement, the Measurement Period with respect to a retired Participant's Unvested Phantom Units shall cease on his Retirement
Date. The Performance Measures described in Article 5.3 shall be applied to the abbreviated Measurement Period to determine the quantity of Vested Phantom Units earned by the retired Participant on his Retirement Date.Within thirty days of his Retirement Date, the retired Participant shall receive a cash payment in accordance with Article 5.5 except that the words "the last day of the
Measurement Period" shall be substituted with "the Participant's Retirement
Date" and the Participant's Phantom Unit Distributions on said Vested Phantom
Units shall be understood to equal the quantity of the retired Participant's
Vested Phantom Units multiplied by the cumulative, per-Common Unit distribution declared and paid by the Partnership for each quarter over the course of the abbreviated Measurement Period.

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